UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2021

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39529	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07       Submission of Matters to a Vote of Security Holders

On May 20, 2021, Broadstone Net Lease, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). As of March 29, 2021, the record date for the Annual Meeting, there were 145,811,805 shares of the Company’s common stock, $0.00025 par value per share (the “Common Stock”), issued and outstanding and entitled to vote at the Annual Meeting. Each such outstanding share of Common Stock entitled its holder to cast one vote on each proposal to be voted on during the Annual Meeting.

At the Annual Meeting, the stockholders of the Company elected each of Laurie A. Hawkes, Denise Brooks-Williams, Michael A. Coke, Christopher J. Czarnecki, David M. Jacobstein, Agha S. Khan, Shekar Narasimhan, Geoffrey H. Rosenberger, and James H. Watters as directors of the Company to serve until the next annual meeting of stockholders, or until their successors have been elected and qualified. Additionally, the stockholders of the Company considered a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final results of voting on each of the matters submitted to a vote of stockholders are as set forth below.

Election of Directors

The officer holding the proxies solicited in connection with the Annual Meeting voted the shares as designated on the proxy, or if no such designation was made, in favor of the election of the nominees. At the Annual Meeting, each of the nine director nominees was elected, by the vote indicated below, to serve as a director until the Company’s annual meeting of stockholders to be held in 2022, or until his or her respective successor is duly elected and qualified:

Nominee	Votes For	Votes Against	Abstained	Broker Non-Votes
Laurie A. Hawkes	81,969,776	2,400,447	1,205,766	14,831,775
Denise Brooks-Williams	82,317,648	2,358,660	899,681	14,831,775
Michael A. Coke	78,827,894	5,787,865	960,230	14,831,775
Christopher J. Czarnecki	81,890,333	2,765,635	920,021	14,831,775
David M. Jacobstein	82,072,102	2,589,629	914,258	14,831,775
Agha S. Khan	81,831,707	2,615,364	1,128,918	14,831,775
Shekar Narasimhan	81,846,717	2,822,214	907,058	14,831,775
Geoffrey H. Rosenberger	79,544,224	5,103,195	928,570	14,831,775
James H. Watters	79,516,793	5,100,089	959,107	14,831,775

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021

At the Annual Meeting, holders of Common Stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, as set forth below:

Votes For	97,915,093
Votes Against	1,187,835
Abstained	1,304,836

There were no broker non-votes on this proposal. No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: May 24, 2021